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                                                                     EXHIBIT 2.7

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

             SNH/LTA PROPERTIES TRUST AND SNH/LTA PROPERTIES GA LLC,
                                 AS PURCHASERS,

                                       and

                THE SELLERS LISTED UPON THE SIGNATURE PAGE HEREOF
                                   AS SELLERS

                                November 19, 2004

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                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT is made as of the 19 day of November, 2004, by and among SNH/LTA PROPERTIES TRUST a Maryland real estate investment trust ("SNH LTA"), and SNH/LTA PROPERTIES GA LLC, a Maryland limited liability company ("SNH GA"), as purchasers, and each of the parties identified on the signature page hereof as seller, as sellers (each, a "SELLER" and, collectively, the "SELLERS").

                                   WITNESSETH:

     WHEREAS, each Seller (this and other capitalized terms used and not otherwise defined herein shall have the meanings given such terms in SECTION 1), is the owner of the Property of such Seller as more fully set forth herein; and

     WHEREAS, the Purchaser desires to purchase all of the Properties from the Sellers, and the Sellers are willing to sell all of the Properties to the Purchaser, subject to and upon the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, each Seller and the Purchaser hereby agree as follows:

                              SECTION I DEFINITIONS

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below:

     1.1 "AGREEMENT" shall mean this Purchase and Sale Agreement, together with EXHIBITS A AND B attached hereto, as it and they may be amended from time to time as herein provided.

     1.2 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

     1.3    "CLOSING" shall have the meaning given such term in SECTION 2.2.

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     1.4    "CLOSING DATE" shall have the meaning given such term in SECTION
2.2.

     1.5 "CONTRACTS" shall mean, with respect to any Property, collectively, all contracts and agreements to which the Seller is a party (or which otherwise relate to any Property) relating to the ownership (as opposed to the operation) of such Property; provided, however, in no event shall the Contracts include any Resident Agreements.

     1.6 "EFFECTIVE TIME" shall have the meaning given such term in the Merger Agreement.

     1.7 "FACILITY" shall mean, with respect to any Property, the independent and/or assisted living facility currently being operated on such Property.

     1.8 "FIVE STAR" shall mean Five Star Quality Care, Inc., a Maryland corporation, together with its permitted successors and assigns.

     1.9 "FURNISHINGS, FIXTURES AND EQUIPMENT" shall mean, with respect to any Property, collectively, all furniture, artwork, furnishings, fixtures and equipment owned by the Seller.

     1.10 "GEORGIA PROPERTY" shall mean all Property sold hereunder by any of the following Sellers: Morningside of Athens, L.P., Morningside of Columbus, L.P., Morningside of Dalton, L.P., and Morningside of Evans, L.P.

     1.11 "IMPROVEMENTS" shall mean, with respect to any Property, the existing buildings, fixtures and other improvements situated on, or affixed to, the Land with respect to such Property.

     1.12 "INTANGIBLE PROPERTY" shall mean, with respect to any Property, collectively, the Contracts, Warranties and transferable licenses relating to the ownership (as opposed to the operation) of such Property.

     1.13 "LAND" shall mean the parcel or parcels of land described in EXHIBITS A-1-A-11, together with easements, rights of way, licenses and appurtenances which the Sellers may now own or hereafter acquire with respect thereto.

     1.14 "LEASE" shall mean, collectively, the Amended and Restated Lease Agreement, dated as of March 1, 2004, as amended by (i) the Partial Termination and Amendment of Lease Agreement,

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dated as of April 19, 2004, (ii) the First Amendment to Amended and Restated
Lease Agreement dated June 23, 2004, and (iii) the Second Amended and Restated Lease Agreement, as the same may hereafter be further amended, restated, supplemented or otherwise modified from time to time.

     1.15 "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated September 23, 2004, among Five Star, FVE Acquisition Inc., LTA Holdings, Inc., and the Purchaser.

     1.16 "OTHER PROPERTY" shall mean, with respect to any Property, the Furnishings, Fixtures and Equipment and Intangible Property with respect to such Property, if any.

     1.17 "NON-GEORGIA PROPERTY" shall mean all Property which is not included in the Georgia Property.

     1.18 "PERMITTED LIENS" shall have the meaning given such term in the Merger Agreement.

     1.19 "PROPERTY" shall mean, collectively, the Land, the Improvements and the Other Property.

     1.20   "PURCHASE PRICE" shall have the meaning given such term in SECTION
2.3.

     1.21 "PURCHASER" shall mean, with respect to Non-Georgia Property, SNH LTA, together with its permitted successors and assigns, and, with respect to Georgia Property, SNH GA, together with its permitted successors and assigns.

     1.22 "RESIDENT AGREEMENTS" shall mean all resident agreements and other agreements or arrangements for the use or occupancy of any units, beds or other facilities provided, meals served, goods sold or services provided, in each case, on or at the Property, or any portion thereof, or in connection with the operation of the Facility.

     1.23 "SECOND AMENDED AND RESTATED LEASE AGREEMENT" shall mean that certain Second Amended and Restated Lease Agreement, substantially in the form attached hereto as EXHIBIT B.

     1.24 "SELLERS" shall have the meaning given such term in the preambles to this Agreement, together with their permitted successors and assigns.

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     1.25   "SNH GA" shall have the meaning given such term in the preambles to this Agreement, together with its permitted successors and assigns.

     1.26 "SNH LTA" shall have the meaning given such term in the preambles to this Agreement, together with its permitted successors and assigns.

     1.27   "TITLE COMPANY" shall mean Lawyers Title Insurance Corporation.

     1.28 "WARRANTIES" shall mean, with respect to any Property, collectively, all assignable warranties or guaranties, if any, presently in effect from contractors, suppliers or manufacturers of Furnishings, Fixtures and Equipment installed in, or used in connection with, any of the Improvements with respect to such Property.

                      SECTION II PURCHASE AND SALE; CLOSING

     2.1 PURCHASE AND SALE. In consideration of the payment of the Purchase Price by the Purchaser to the Sellers and for other good and valuable consideration, the Sellers hereby agree to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Sellers, the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

     2.2 CLOSING. The purchase and sale of the Properties shall be consummated at a closing (the "CLOSING") to be held at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, or at such other location as the Sellers and the Purchaser may agree, at 10:00 a.m., local time, on the date (the "CLOSING DATE") which is one (1) Business Day after the Effective Time.

     2.3    PURCHASE PRICE.

     (a) The purchase price to be paid for the Properties (the "PURCHASE PRICE") shall be Sixty-Four Million Eight Hundred Eighteen Thousand Dollars ($64,818,000). The Purchase Price shall be paid by the Purchaser to or at the direction of the Sellers at the Closing.

     (b) The Purchase Price shall be payable in immediately available federal funds by wire transfer to an account or accounts to be designated by the Sellers.

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          SECTION III CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

     The obligation of the Purchaser to acquire the Properties shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     3.1 CLOSING DOCUMENTS. Each Seller shall have delivered to the Purchaser the following with respect to its Property:

     (a) A good and sufficient deed with covenants against grantor's acts, in proper statutory form for recording, duly executed and acknowledged by such Seller, conveying title to such Property, free from all liens and encumbrances other than the Permitted Liens with respect to such Property;

     (b) A bill of sale and assignment and assumption agreement, in form and substance reasonably satisfactory to such Seller and Purchaser, duly executed and acknowledged by such Seller and Purchaser, with respect to the assignment and assumption of all of such Seller's right, title and interest in, to and under the Intangible Property, the Debt Documents with respect to such Property, and any of such Seller's Furnishings, Fixtures and Equipment with respect to such Property (it being understood and agreed that no portion of the Purchase Price is allocated to Furnishings, Fixtures and Equipment);

     (c) To the extent the same are in any Seller's possession or control, original, fully executed copies of all material documents and agreements, plans and specifications and contracts, licenses and permits pertaining to such Property;

     (d)    The Second Amended and Restated Lease Agreement;

     (e) An affidavit dated as of the Closing Date, in respect of Section 1445 of the Internal Revenue Code of 1986, as amended, sufficient to provide one exemption under subdivision (b) thereof; and

     (f) A parties in possession affidavit, mechanic's lien affidavit, a gap indemnity and such other conveyance documents, certificates, deeds and other instruments as the Purchaser or the Title Company may reasonably require.

     3.2 MERGER. The merger shall have been consummated in accordance with the terms of the Merger Agreement.

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              SECTION IV CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

     The obligation of the Sellers to convey the Properties to the Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

     4.1 PURCHASE PRICE. The Purchaser shall deliver to the Sellers the Purchase Price payable hereunder.

     4.2 CLOSING DOCUMENTS. The Purchaser shall have delivered to the Sellers duly executed and acknowledged counterparts of the documents described in
SECTION 4.1, where applicable.

     4.3 MERGER. The merger shall have been consummated in accordance with the terms of the Merger Agreement.

     4.4 REPRESENTATIONS. All representations and warranties of the Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date and the Purchaser shall have performed all covenants and obligations required to be performed by the Purchaser on or before the Closing Date.

               SECTION V REPRESENTATIONS AND WARRANTIES OF SELLER

     5.1 SELLERS' REPRESENTATIONS. To induce the Purchaser to enter into this Agreement, each Seller represents and warrants to the Purchaser as follows:

     (a) STATUS AND AUTHORITY OF THE SELLERS, ETC. Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (b) ACTION OF THE SELLERS, ETC. Each Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by such Seller on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

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     (c)    NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by any of the Sellers, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which any of the Sellers is bound.

     (d) LITIGATION. No investigation, action or proceeding is pending and, to the Sellers' knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which (i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) will result in any material adverse change in the business, operation, affairs or condition of any of the Properties, (iii) results in or subjects any of the Properties to a material liability, or (iv) involves condemnation or eminent domain proceedings against any part of the Properties.

     (e) EXISTING DEBT, ETC. No Seller has entered into any contract or agreement with respect to the financing of any of the Properties which will be binding on the Purchaser after the Closing.

     (f) UTILITIES, ETC. To the Sellers' knowledge, all utilities and services necessary for the use and operation of the Properties (including, without limitation, road access, gas, water, electricity and telephone) are available thereto. To the Sellers' knowledge, no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to any of the Properties.

     (g) COMPLIANCE WITH LAW. To the Sellers' knowledge, (i) none of the Properties violates in any material respect any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and (ii) there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. None of the Sellers has received written notice of any threatened request, application, proceeding, plan or study which would materially adversely affect the present use or zoning of any of the Properties or which would modify or realign any adjacent street or highway.

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     (h)    TAXES. To the Sellers' knowledge, other than the amounts disclosed by tax bills, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to any of the Properties, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable or, if due and payable, not yet delinquent, and, to the Sellers' knowledge, no such levies are pending or threatened.

     (i) HAZARDOUS SUBSTANCES. To the Sellers' knowledge, none of the Sellers nor any tenant or other occupant or user of any of the Properties, or any portion thereof, has stored or disposed of (or engaged in the business of storing or disposing of) or has released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the any of the Properties, or any portion thereof, in violation of any applicable Federal, state or local statutes, laws, ordinances, rules or regulations, and, to the Sellers' knowledge, except as so disclosed to the Purchaser, the Properties are free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

     (j) NOT A FOREIGN PERSON. None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     5.2 SURVIVAL OF SELLERS' REPRESENTATIONS. The representations and warranties made in this Agreement by each of the Sellers shall be continuing and shall be deemed remade by each of the Sellers as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to the Sellers right to update such representations and warranties by written notice to the Purchaser. All representations and warranties made in this Agreement by the Sellers shall survive the Closing for a period of one (1) year.

             SECTION VI REPRESENTATIONS AND WARRANTIES OF PURCHASER

     6.1 REPRESENTATIONS OF PURCHASER. To induce the Sellers to enter in this Agreement, the Purchaser represents and warrants to the Sellers as follows:

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     (a)    STATUS AND AUTHORITY OF THE PURCHASER. The Purchaser is a business trust duly organized and validly existing under the laws of the State of Maryland and has all requisite power and authority under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (b) ACTION OF THE PURCHASER. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by the Purchaser on or prior to the Closing Date, this Agreement and such document shall constitute the valid and binding obligation and agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

     (c) NO VIOLATIONS OF AGREEMENTS. Neither the execution, delivery or performance of this Agreement by the Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Purchaser is bound.

     (d) LITIGATION. No investigation, action or proceeding is pending and, to the Purchaser's knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     6.2 SURVIVAL, ETC. The representations and warranties made in this Agreement by the Purchaser shall be continuing and shall be deemed remade by the Purchaser as of the Closing Date with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by the Purchaser shall survive the Closing for a period of one (1) year.

                           SECTION VII APPORTIONMENTS

     7.1 APPORTIONMENTS. There shall be no apportionments of any items of income or expense with respect to the Properties on the Closing Date, it being acknowledged and agreed that the Sellers shall be responsible for the payment of all such items as the owner of the Properties prior to the Closing Date and as the tenant under the Lease after the Closing Date.

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     7.2    CLOSING COSTS. The Sellers shall pay all costs incurred in connection with the transactions contemplated by this Agreement (including, without limitation, all title and survey charges, transfer taxes, recording fees and attorney and consultant fees).

                              SECTION VIII DEFAULT

     8.1 DEFAULT BY ANY SELLER. If any of the Sellers shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if any of the Sellers shall fail to perform any of the material covenants and agreements contained herein to be performed by any of the Sellers, the Purchaser shall have all remedies available to it in law or in equity.

     8.2 DEFAULT BY THE PURCHASER. If the Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if the Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it, the Sellers shall have all remedies available to them in law or in equity.

                            SECTION IX MISCELLANEOUS

     9.1 BROKERS. Each of the parties hereto represents to the other parties that it dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby. Each party shall indemnify and hold harmless each other party and their respective legal representatives, heirs, successors and assigns from and against any loss, liability or expense, including, reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.

     9.2 PUBLICITY. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the

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transactions contemplated to any third party without the consent of the other party, which consent shall not be unreasonably withheld. None of the Sellers shall trade in the securities of the Purchaser until a public announcement of the transactions contemplated by this Agreement has been made. No party shall record this Agreement or any notice thereof. Notwithstanding to the contrary contained herein, the Purchaser may withhold its consent in its sole and absolute discretion to any mention of its name in any public release or announcement.

     9.3 FINANCIALS. The Sellers shall provide the Purchaser with access to the books and records of the Sellers for the purpose of preparing audited financial statements for the Properties with respect to the 2001, 2002, 2003 calendar years and stub 2004 period, such financial statements to be prepared at the Purchaser's sole cost and expense. The Sellers shall provide the Purchaser and its accountants with such certifications with respect to such financials as they shall from time to time reasonably require. The provisions of this SECTION
9.3 shall survive the Closing hereunder.

     9.4    NOTICES.

     (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement may be given by the attorneys of the parties and shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with electronic confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     (c)    All such notices shall be addressed,

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     if to any of the Sellers, to:

            Five Star Quality Care, Inc.
            400 Centre Street
            Newton, Massachusetts 02458
            Attn:  Mr. Evrett W. Benton
            [Telecopier No. (617) 796-8349

     If to the Purchaser, to:

            Senior Housing Properties Trust
            400 Centre Street
            Newton, Massachusetts  02458
            Attn:  Mr. David J. Hegarty
            [Telecopier No. (617) 796-8349]

     (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     9.5 WAIVERS, ETC. Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or any other provision hereof. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

     9.6 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and all rights and obligations hereunder shall not be assignable (i) by any Seller without the written consent of the Purchaser; or (ii) with respect to any Property, by the Purchaser without the written consent of the Seller of such Property hereunder, except that the Purchaser may assign this Agreement to any

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entity wholly owned, directly or indirectly, by the Purchaser; PROVIDED,
HOWEVER, that, in the event this Agreement shall be assigned to any entity wholly owned, directly or indirectly, by the Purchaser, the Purchaser named herein shall remain liable for the obligations of the "Purchaser" hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

     9.7 SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     9.8 COUNTERPARTS, ETC. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

     9.9 PERFORMANCE ON BUSINESS DAYS. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

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     9.10   ATTORNEYS FEES. Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

     9.11 SECTION AND OTHER HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.12 TIME OF ESSENCE. Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

     9.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts and the parties hereby consent to the jurisdiction of the courts of The Commonwealth of Massachusetts with respect to any disagreement as between the parties hereto.

     9.14 NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST OF THE PURCHASER, A COPY OF WHICH IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER SUCH DECLARATION OF TRUST COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PURCHASER. ALL PERSONS DEALING WITH THE PURCHASER, IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                   SELLERS:

                                   MORNINGSIDE OF ATHENS, LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By:     LIFETRUST AMERICA, INC., a
                                           Tennessee corporation, its General
                                           Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF COLUMBUS, L.P.,
                                   a Delaware limited partnership

                                   By:     LIFETRUST AMERICA, INC., a
                                           Tennessee corporation, its General
                                           Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF DALTON, LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By:     LIFETRUST AMERICA, INC., a
                                           Tennessee corporation, its General
                                           Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF EVANS, LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its
                                           General Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF GEORGIA, L.P., a
                                   Delaware limited partnership, its Sole
                                   Member

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its
                                           General Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF KENTUCKY, LIMITED
                                   PARTNERSHIP, a Delaware limited
                                   partnership

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its
                                           General Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF ANDERSON, L.P.,
                                   a Delaware limited partnership

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its
                                           General Partner

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF GALLATIN, LLC,
                                   a Delaware limited liability company

                                   By:   /s/ Bruce J. Mackey Jr.
                                        --------------------------------
                                        Bruce J. Mackey Jr.
                                        Treasurer and Chief Financial
                                        Officer

                                   MORNINGSIDE OF BELLGRADE, RICHMOND,
                                   LLC, a Delaware limited liability
                                   company

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its Sole
                                           Member

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF CHARLOTTESVILLE, LLC,
                                   a Delaware limited liability company

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its Sole
                                           Member

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF NEWPORT NEWS, LLC,
                                   a Delaware limited liability company

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its Sole
                                           Member

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                   MORNINGSIDE OF SKIPWITH-RICHMOND, LLC,
                                   a Delaware limited liability company

                                   By:     LIFETRUST AMERICA, INC.,
                                           a Tennessee Corporation, its Sole
                                           Member

                                           By:   /s/ Bruce J. Mackey Jr.
                                                --------------------------------
                                                Bruce J. Mackey Jr.
                                                Treasurer and Chief Financial
                                                Officer

                                           PURCHASER:

                                           SNH/LTA PROPERTIES TRUST
                                           SNH/LTA PROPERTIES GA LLC

                                           By:  /s/ John R. Hoadley
                                                ---------------------------
                                                John R. Hoadley
                                                Treasurer of each of the
                                                foregoing entities

                               EXHIBITS A-1-A-15

                                    THE LAND

          [These exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.]

                                    EXHIBIT B

               FORM OF SECOND AMENDED AND RESTATED LEASE AGREEMENT

          [This exhibit has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.]